Consent of Independent Auditors

          The Stockholders and Board of Directors
          North Fork Bancorporation, Inc.:

          We consent to the incorporation by reference in the Joint Proxy Statement/Prospectus included in the Registration Statement filed on October 1 1996 on Form
          S-4 of North Fork Bancorporation, Inc., of our report dated January 16, 1996, relating to the consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus. Our report with respect to these financial statements, which includes an explanatory paragraph related to changes in accounting principles, appears in the Annual Report on Form 10-K of North Fork Bancorp-oration, Inc. for the fiscal year ended December 31, 1995.

          /s/ KPMG Peat Marwick LLP

          New York, New York
          October 1, 1996